UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2006

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ashland Drive Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (606) 920-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 20, 2006, International Coal Group, Inc. (“ICG”) entered into a purchase agreement (the “Purchase Agreement”) with UBS Securities LLC, on behalf of itself and the other initial purchasers, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, ICG agreed to sell in a private offering $175 million aggregate principal amount of its 10.25% notes due 2014 (the “Notes”) to the Initial Purchasers, which will be guaranteed by all of ICG’s material future and current domestic subsidiaries. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby ICG, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

On June 23, 2006, ICG completed the issuance and sale of $175 million aggregate principal amount of Notes pursuant to the Purchase Agreement. ICG received net proceeds from the sale of the Notes of approximately $171.5 million, after deducting the Initial Purchasers’ discounts and commission. ICG used approximately $112.0 million to repay all amounts outstanding under its then existing revolving credit facility and retire its term loan. The remaining balance of the net proceeds will be used to fund future capital expenditures and for general corporate purposes.

The offer and sale of the Notes to the Initial Purchasers was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act as a transaction not involving a public offering. The offer and resales of the Notes by the Initial Purchaser were also made in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144A and Regulation S thereunder; such offers and sales were made only (i) to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, with adequate access to information about the Company, and appropriate notice and legends affixed to the Notes regarding the restricted nature of the Notes and (ii) non-U.S. persons in compliance with Regulation S.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of June 23, 2006, among ICG, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Notes will mature on July 15, 2014, unless earlier redeemed or repurchased. Interest on the Notes accrues at the rate of 10.25% per year, payable semi-annually in arrears on July 15 and January 15 of each year, beginning January 15, 2007. The Notes are ICG’s senior unsecured obligations and are guaranteed on a senior unsecured basis by all of ICG’s current and future domestic subsidiaries that are material or that guarantee ICG’s amended and restated credit facility (the “Guarantors”). The Notes and the related guarantees will rank equally with all of the ICG’s and the Guarantors’ existing and future senior unsecured indebtedness, but will be effectively subordinated to all of ICG’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of ICG’s subsidiaries that are not Guarantors.

ICG will have the option to redeem all or a portion of the Notes at any time on or after July 15, 2010 upon at least 30 days but no more than 60 days notice at specified redemption prices. At any time prior to July 15, 2010, ICG may also redeem all or a portion of notes upon at least 30 days but no more than 60 days notice at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the applicable premium as of, and accrued and unpaid interest and additional interest, if any, to, but not including the date of redemption. At any time before July 15, 2009, ICG may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 110.25% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the happening of a change of control (as defined in the Indenture), ICG may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the ICG or certain of its subsidiaries and may be declared immediately due and payable by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indenture; (iii) an event of default on any secured indebtedness of the Company or the Guarantors of $25.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity or in the commencement of judicial proceedings to foreclose upon assets securing that indebtedness; (iv) entry of one or more final and non-appealable judgments or orders in excess of $25.0 million in the aggregate (net of amounts covered by insurance or bonded or paid) against the Company or any Guarantor and such judgment or judgments have not been satisfied, stayed annulled or rescinded within the time period prescribed under the Indenture; and (v) certain bankruptcy or insolvency events involving the Company or the Guarantors.

In connection with the notes offering, on June 23, 2006, ICG and the Guarantors also entered into registration rights agreement with UBS Securities LLC, on behalf of itself and the other Initial Purchasers, relating to the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, ICG and the Guarantors agreed to use their commercially reasonable best efforts (i) to file a registration statement (the “Exchange Registration Statement”) within 210 days after the issue date of the Notes enabling holders to exchange the privately placed Notes for publicly registered notes with substantially identical terms (the “Exchange Offer”), (ii) to cause the Exchange Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 270 days after the issue date of the Notes (the “Effectiveness Target Date”) and (iii) to cause the Exchange Offer to be completed within 30 business days after the Effectiveness Target Date.

In addition, ICG agreed, in certain circumstances, to file a shelf registration statement (the “Shelf Registration Statement”) that would allow some or all of the Notes to be offered to the public and to cause such Shelf Registration Statement to be declared effective by the SEC and remain effective for two years following the issue date of the Notes (or such shorter period that will terminate when all of the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement).

ICG will pay additional interest on the Notes in the event (i) the Exchange Registration Statement is not declared effective within 270 days after the issue date of the Notes (the “Effectiveness Target Date”), (ii) ICG does not complete the Exchange Offer within 30 business days after the Effectiveness Target Date or (iii) the Shelf Registration Statement is required to be filed but not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (except as specifically permitted in the Registration Rights Agreement) (each of (i)—(iii), a “Registration Default”).

Upon the occurrence of a Registration Default, the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% on the first day of each subsequent 90-day period during which the Registration Default continues, up to a maximum aggregate increase of 1.0% per year over the annual interest rate. If ICG cures the Registration Default, the interest rate on the Notes will revert to the original interest rate from and after the date of the cure.

On June 23, 2006, our wholly-owned subsidiary, ICG, LLC entered into a second amended and restated credit agreement (the “Credit Agreement”) among ICG, LLC, as borrower, ICG and certain subsidiaries of ICG as guarantors, the lenders party thereto, J.P. Morgan chase Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A., as co-documentation agents, JPMorgan Chase Bank and Bank of America, N.A., as issuing banks, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent and as collateral agent for the lenders. The new amended and restated credit facility consists of a revolving credit facility of $325.0 million, of which up to a maximum of $125.0 million may be used for letters of credit. The Credit Agreement amends and restates ICG’s existing credit facility which consisted of a term loan of $210.0 million (of which $19.5 million was outstanding and has been repaid) and a revolving credit facility of up to $210.0 million. The Credit Agreement has a maturity date of June 23, 2011.

The obligations of ICG, LLC under the Credit Agreement are guaranteed by ICG and each of its domestic subsidiaries. The obligations of ICG, LLC and the guarantors under the Credit Agreement are secured by a lien on substantially all of the real and personal property of ICG, LLC and the guarantors.

Interest on the borrowings under the Credit Agreement is payable, at the option of ICG, LLC, at either the base rate plus an applicable margin based on ICG’s leverage ratio of 0.75% to 1.25% or LIBOR plus an applicable margin based on ICG’s leverage ratio of 1.75% to 2.25%. ICG, LLC must pay an unused commitment fee based on ICG’s leverage ratio of 0.375% or 0.50%. ICG, LLC must pay a fee with respect to outstanding letters of credit in an amount equal to the interest rate margin applicable to LIBOR borrowings under the revolving credit facility. Borrowings under the Credit Agreement may be used for general corporate purposes of ICG and its subsidiaries, including capital expenditures, subject to certain limitations.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, but not limited to, limitations on the incurrence of indebtedness, asset dispositions, acquisitions, investments, dividends and other restricted payments, liens and transactions with affiliates. The Credit Agreement also requires us to meet certain financial tests, including a maximum leverage ratio, a minimum interest coverage ratio, and a limit on capital expenditures.

The Credit Agreement contains customary events of default, including, but not limited to, failure to pay principal or interest, breach of covenants or representations and warranties, cross-default to other indebtedness, judgment default and insolvency. If an event of default occurs under the Credit Agreement, the lenders under the Credit Agreement will be entitled to take various actions, including demanding payment for all amounts outstanding thereunder and foreclosing on any collateral.

The foregoing descriptions of the Purchase Agreement, Indenture, Form of Note, Registration Rights Agreement and Credit Agreement do not purport to be complete and are subject to, and are qualified in their entireties by, reference to the full and complete terms of those agreements that are attached hereto as exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and which are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above related to the Indenture, Form of Note and Credit Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated June 20, 2006, by and among ICG, UBS Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

4.1	Indenture, dated June 23, 2006, by and among ICG, the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of 10.25% Note (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated June 23, 2006, by and among ICG, the guarantors party thereto, UBS Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

10.1	Second Amended and Restated Credit Agreement, dated June 23, 2006, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date: June 26, 2006

Exhibit Index

Exhibit Number	Document

1.1	Purchase Agreement, dated June 20, 2006, by and among ICG, UBS Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

4.1	Indenture, dated June 23, 2006, by and among ICG, the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of 10.25% Note (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated June 23, 2006, by and among ICG, the guarantors party thereto, UBS Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

10.1	Second Amended and Restated Credit Agreement, dated June 23, 2006, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent.